EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

Jefferson Bancorp, Inc.:

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 133-18990 on Form S-8 of our report dated February 23, 1996 incorporated by reference in this Annual Report on Form 10-K of Jefferson Bancorp, Inc. for the year ended December 31, 1995.

Deloitte & Touche LLP


Certified Public Accountants
Miami, Florida

March 28, 1996